AMENDED AND RESTATED SCHEDULE II - CUSTODY AGREEMENT

SCHEDULE II

COMPANIES AND SERIES

This Schedule II, amended and restated as of July 24, 2024, is the Schedule II to that certain Custody Agreement dated as of April 12, 2013 by and between each registered investment company listed on this Schedule II, on behalf of each series or portfolio as indicated therein, and The Bank of New York Mellon.

GUGGENHEIM FUNDS TRUST:

Series or Portfolio

Guggenheim Alpha Opportunity Fund

Guggenheim Capital Stewardship Fund

Guggenheim Large Cap Value Fund

Guggenheim Market Neutral Real Estate Fund

Guggenheim Risk Managed Real Estate Fund

Guggenheim Small Cap Value Fund

Guggenheim SMid Cap Value Fund

Guggenheim StylePlus-Large Core Fund

Guggenheim StylePlus-Mid Growth Fund

Guggenheim World Equity Income Fund

Guggenheim Floating Rate Strategics Fund

Guggenheim High Yield Fund

Guggenheim Core Bond Fund (FKA Guggenheim Investment Grade Bond Fund)

Guggenheim Limited Duration Fund

Guggenheim Macro Opportunities Fund

Guggenheim Municipal Income Fund

Guggenheim Total Return Bond Fund

Guggenheim Ultra Short Duration Fund

Guggenheim Active INvestment Series (GAINS) - Core Plus Fund

Guggenheim Active INvestment Series (GAINS) - Limited Duration Fund

GUGGENHEIM VARIABLE FUNDS TRUST:

Series or Portfolio

Series A (StylePlus-Large Core Series)

Series B (Large Cap Value Series)

Series D (World Equity Income Series)

Series E (Total Return Bond Series)

Series F (Floating Rate Strategies Series)

Series J (StylePlus-Mid Growth Series)

Series N (Managed Asset Allocation Series)

Series O (All Cap Value Series)

Series P (High Yield Series)

Series Q (Small Cap Value Series)

Series V (SMid Cap Value Series)

Series X (StylePlus-Small Growth Series)

Series Y (StylePlus-Large Growth Series)

Series Z (Alpha Opportunity Series)

GUGGENHEIM STRATEGY FUNDS TRUST:

Series or Portfolio

Guggenheim Strategy Fund II

Guggenheim Strategy Fund III

Guggenheim Variable Insurance Strategy Fund III

IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Schedule II to be executed by their officers designated below effective as of the date and year first written above.

GUGGENHEIM FUNDS TRUST, on behalf of each series or portfolio set forth above

By:	/s/ Amy J. Lee
Name: Amy J. Lee
Title: Vice President

GUGGENHEIM VARIABLE FUNDS TRUST, on behalf of each series or portfolio set forth above

By:	/s/ Amy J. Lee
Name: Amy J. Lee
Title: Vice President

GUGGENHEIM STRATEGY FUNDS TRUST, on behalf of each series or portfolio set forth above

By:	/s/ Amy J. Lee
Name: Amy J. Lee
Title: Vice President

THE BANK OF NEW YORK MELLON

By:	/s/ Michael Gronsky
Name: Michael Gronsky
Title: Senior Vice President

2